UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

1ST CENTURY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 12, 2008

Dear Fellow Stockholder:

Enclosed with this letter is a press release announcing 1st Century’s results for the first quarter of 2008.  Our net income for this past quarter was 26% higher than the first quarter of 2007, while our total assets grew 15.5% and our total deposits increased by 19.7% since December 31, 2007.  We are pleased with 1st Century’s continued steady growth, particularly amidst the turbulence now facing many financial institutions.

As you know, 1st Century’s Annual Meeting of Stockholders is scheduled for May 29, 2008.  Please return the enclosed WHITE proxy card in the envelope provided, or follow the instructions on the card to cast your vote by telephone or via the Internet.

Very truly yours,

Alan I. Rothenberg	Jason P. DiNapoli
Chairman of the Board &	President, Chief Operating Officer
Chief Executive Officer	& Corporate Secretary

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

Shareholders call Toll-Free: (888) 750-5834

Banks and Brokers Call Collect: (212) 750-5833